Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in CompX International Inc.'s Registration Statement on Form S-8 pertaining to the National Cabinet Lock, Inc. Contributory Retirement Plan of our report dated January 23, 1998 (except for
Note 12 as to which the date is March 5, 1998) with respect to the consolidated financial statements and financial statement schedules of CompX International Inc. and Subsidiary included in its Registration Statement on Form S-1 (File No. 333-42643).




                                                        COOPERS & LYBRAND L.L.P.



Dallas, Texas
June 4, 1998